FOXHOLLOW TECHNOLOGIES REPORTS Q1 2005 REVENUE OF $21.5

MILLION; SALES INCREASE 46 PERCENT OVER Q4 2004

REDWOOD CITY, April 27, 2005—FoxHollow Technologies, Inc. (Nasdaq: FOXH) today announced results for the first quarter of 2005.

Revenue for the quarter ended March 31, 2005 was $21.5 million, a 46 percent increase over revenue of $14.7 million in the fourth quarter of 2004 and a 350 percent increase over first quarter 2004 revenue of $4.8 million. FoxHollow’s revenue is derived from sales of the company’s SilverHawk™ Plaque Excision System, a minimally invasive device for the treatment of peripheral artery disease (PAD).

The company reported a gross margin of 59 percent for the first quarter of 2005 versus 52 percent in the fourth quarter of 2004 and 14 percent in the first quarter of last year.

Net loss for the quarter was $6.5 million, or $0.29 per share, compared with a net loss of $7.5 million, or $0.50 per share, in the fourth quarter of 2004. The net loss attributable to common stockholders for the first quarter of 2004 was $8.0 million, or $12.48 per share. Included in these results are non-cash, stock-based compensation expenses of $1.8 million in the first quarter of 2005, $2.8 million in the fourth quarter of 2004 and $1.0 million in the first quarter of 2004.

“These results reflect FoxHollow’s success in developing and penetrating the market for treating PAD and our ability to grow our sales force and manufacturing capacity, as well as the compelling patient outcomes achieved with our device,” said Robert W. Thomas, President and Chief Executive Officer. “Our performance validates the tremendous market opportunity available to us and confirms that we are making great strides in our mission to serve patients suffering from PAD with a far less invasive alternative to traditional therapies such as bypass surgery or amputation,” he added.

Mr. Thomas noted that the company ended the quarter with 89 direct salespeople, compared to 69 in the fourth quarter of 2004, and is on track to have approximately 125 direct sales professionals by the end of 2005.

“Our sales team continues to excel both in rapidly broadening adoption and deepening usage within existing accounts. In addition, our marketing efforts are helping to increase awareness about the efficacy of the SilverHawk among both treating physicians and the referral community, such as podiatrists. This is evidenced by the growth of our customer base during Q1 by 199 hospitals to a total of 775 accounts, as well as the increased usage of the SilverHawk within these accounts.”

Guidance for the Second Quarter and Full Year 2005

For the second quarter of 2005, FoxHollow expects revenue in the range of $24 to $25 million and a net loss excluding stock-based compensation expense in the range of $4.0 to $4.5 million.

For the full year, the company forecasts revenue in the range of $99 to $105 million. The net loss for 2005, excluding stock-based compensation is expected to be in the range of $8 to $10 million. This compares with prior guidance for a net loss excluding stock-based compensation of $10 to $12 million. The company expects to reach profitability, excluding stock-based compensation, in the fourth quarter of 2005.

Stock-based compensation expense will vary depending on the price of the company’s stock and future stock grant practices, as well as other factors. The inclusion of stock-based compensation expense will cause reported net losses to be larger than the guidance provided here.

10b5-1 Plans and Extension of Lock-up Period

The company also announced today that nine members of its management and board of directors have implemented stock trading plans in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934. The plans permit participating company executives and board members to make pre-arranged trades in the company’s stock over time in compliance with the company’s insider trading policies and stock ownership guidelines. The shares that will be sold through these plans through the end of 2005, assuming no changes in our stock price, will account in aggregate for less than three percent of the company’s current shares outstanding and approximately seven percent of shares held by plan participants.

On April 8, 2005, FoxHollow announced that lock-up agreements entered into in conjunction with its IPO were being extended until May 14, 2005. This extension, which applies to approximately 17.7 million shares of common stock, was provided for in the original lock-up agreements based on the timing of the company’s quarterly earnings release. Upon expiration of the lock-up period, these shares will be available for sale subject to resale restrictions of the federal securities laws, including the limitations of Rules 144 and 701 under the Securities Act of 1933, as amended.

Conference Call

The company will hold a conference call today at 2 p.m. Pacific Daylight Time (5 p.m. Eastern Daylight Time). The teleconference can be accessed via the investor relations section of the company’s website at http://investor.foxhollowtech.com or by calling 888-889-5602 (domestic) or 973-582-2734 (international). A replay of the conference call will be available two hours after the conference call concludes through 7 p.m., May 11, 2005, by dialing 877-519-4471 or 973-341-3080, passcode 5942703. An online archive of the webcast will be available for at least two months by accessing the investor relations section of the company’s website at http://investor.foxhollowtech.com.

About FoxHollow Technologies, Inc.

FoxHollow Technologies, Inc. develops and markets minimally invasive plaque excision devices for the treatment of peripheral artery disease (PAD). An estimated 12 million people in the U.S. are thought to suffer from PAD with 2.5 million patients currently diagnosed. PAD results from plaque that accumulates in the arteries and blocks blood flow in the legs. These blockages can result in severe pain for patients and very limited physical mobility. The SilverHawk System is a minimally invasive method of removing the obstructive plaque and restoring blood flow to the legs and feet. For more information, please visit our website at www.foxhollowtech.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding FoxHollow’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, statements concerning FoxHollow’s ability to develop and penetrate the PAD market, the size of the market opportunity, expectations regarding the number of sales representatives and guidance provided for the second quarter of 2005 and the full year 2005, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management’s current, preliminary, expectations and are subject to risks and uncertainties, which may cause FoxHollow’s actual results to differ materially from the statements contained herein. FoxHollow’s first quarter 2005 financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Further information on FoxHollow’s business and financial results are detailed in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. FoxHollow undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Contacts:

Matt Ferguson

Chief Financial Officer

650-421-8501

mferguson@foxhollowtech.com

Duke Rohlen

Investor Relations

650-421-8449

investorrelations@foxhollowtech.com

Leslie Trigg

Media Relations

650-421-8539

ltriggs@foxhollowtech.com

FOXHOLLOW TECHNOLOGIES, INC.

CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2005	2004
Net revenue	$21,478	$4,775
Cost of revenue (1)	8,891	4,109

Gross profit	12,587	666

Operating expenses:
Research and development (1)	2,409	1,215
Selling, general and administrative (1)	17,120	5,669

Total operating expenses	19,529	6,884

Loss from operations	(6,942)	(6,218)

Interest and other income	419	26

Net loss	(6,523)	(6,192)

Dividend related to beneficial conversion feature of convertible preferred stock	—	(1,780)

Net loss attributable to common stockholders	$(6,523)	$(7,972)

Net loss per common share:
Basic and diluted	$(0.29)	$(12.48)

Weighted-average number of shares used in per common share calculations:
Basic and diluted	22,345	639

(1) Includes the following stock-based compensation charges:

Cost of revenue	$173	$38
Research and development	319	72
Selling, general and administrative	1,284	898

	$1,776	$1,008

FOXHOLLOW TECHNOLOGIES, INC.

CONDENSED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$12,506	$27,506
Short-term investments	44,992	42,887
Accounts receivable, net	11,322	7,666
Inventories, net	9,197	7,619
Prepaid expenses and other current assets	2,342	1,091

Total current assets	80,359	86,769

Property and equipment, net	5,319	3,506
Long-term investments	4,238	—
Other assets	562	561

Total assets	$90,478	$90,836

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,974	$3,757
Accrued liabilities	7,576	5,406

Total liabilities	13,550	9,163

Common stock	22	22
Additional paid-in capital	170,010	169,389
Deferred stock-based compensation	(12,949)	(14,202)
Other comprehensive income	(137)	(41)
Accumulated deficit	(80,018)	(73,495)

Total stockholders’ equity	76,928	81,673

Total liabilities and stockholders’ equity	$90,478	$90,836